UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2016 (November 2, 2016)

HedgePath Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13467	30-0793665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

324 South Hyde Park Avenue, Suite 350

Tampa, FL 33606

(813) 864-2559

(Address, including Zip Code and Telephone Number, including

Area Code, of Principal Executive Offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

On November 2, 2016, HedgePath Pharmaceuticals, Inc. (the “Company”) received written notice from Mayne Pharma Ventures Pty Ltd, the Company’s license and manufacturing partner and a significant stockholder of the Company (“Mayne”), indicating Mayne’s election to partially exercise two outstanding warrants (the “Warrant Exercise”). Pursuant to the Warrant Exercise, Mayne acquired an aggregate of 38,833,000 shares of the Company’s common stock at an aggregate exercise price of $2,982,875 on November 4, 2016.

As a result of the Warrant Exercise, Mayne now has direct ownership of approximately 55.0% of the Company’s outstanding voting stock and has beneficial ownership of approximately 59.0% of the Company’s voting stock (which includes shares of common stock subject to warrants held by Mayne that are deemed to be outstanding and beneficially owned by Mayne for purposes of calculating Mayne’s beneficial ownership percentage).

Aside from previously disclosed arrangements among the Company, Mayne, the Company’s other significant stockholder, Hedgepath, LLC, and the Company’s President and Chief Executive Officer and its Executive Chairman, the Company is not aware of any arrangements or understandings among Mayne and the Company or any other Company stockholders with respect to election of directors or other matters relating to the Company. In addition, the Company is not aware of any other arrangements, including any pledge by any other person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2016

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer